Exhibit 31.2

I, Craig Dynes, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Pegasystems Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2011

/s/ CRAIG DYNES
Senior Vice President, Chief Financial Officer (principal financial officer)